Exhibit 10.21

AMENDED AND RESTATED GUARANTEE AGREEMENT

This AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of November 21, 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among the entities listed on the signature page hereof (each individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) and GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (the “Administrative Agent”) for the Lenders under the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Pliant Corporation, a Utah corporation (the “Parent Borrower”), Uniplast Industries Co., a Nova Scotia company (the “Canadian Subsidiary Borrower”) and the Domestic Subsidiary Borrowers (as defined in the Prior Credit Agreement described below) are parties to that certain Credit Agreement dated as of February 17, 2004 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Credit Agreement”) among Parent Borrower, Canadian Subsidiary Borrower, certain Domestic Subsidiary Borrowers party thereto, the Lenders party thereto (the “Prior Lenders”), Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent and Documentation Agent (the “Prior Administrative Agent”), Deutsche Bank Trust Company Americas, as Collateral Agent (the “Prior Collateral Agent”), General Electric Capital Corporation, as Co-Collateral Agent, and JPMorgan Chase Bank, as Syndication Agent; and

WHEREAS, certain Domestic Subsidiary Borrowers, the Subsidiary Guarantors and the Prior Administrative Agent are parties to that certain Guarantee Agreement dated as of February 17, 2004 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Guarantee Agreement”), pursuant to which such Domestic Subsidiary Borrowers and the Subsidiary Guarantors guaranteed the Obligations (as defined in the Prior Guarantee Agreement); and

WHEREAS, the Prior Collateral Agent and the trustees for the holders of the Senior Secured Discount Notes and the Existing Senior Secured Notes entered into an Intercreditor Agreement dated as of February 17, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), which confirms the relative priority of the security interests of the Secured Parties, the holders of the Senior Secured Discount Notes and the holders of the Existing Senior Secured Notes in the Collateral; and

WHEREAS, prior to the execution of this Agreement, the Prior Collateral Agent resigned as “Collateral Agent” under the Prior Credit Agreement, the Security Documents (as defined in the Prior Credit Agreement) and the other Loan Documents (as defined in the Prior Credit Agreement) and the Collateral Agent succeeded the Prior Collateral Agent as the “Collateral Agent” thereunder, all pursuant to that certain Consent and Amendment, dated as of March 8, 2004, by and among the Prior Administrative Agent, the Prior Collateral Agent, the Collateral Agent, Deutsche Bank Trust Company Americas, as

replaced Issuing Bank, LaSalle Business Credit, LLC, as replacement Issuing Bank, the Borrowers and the Prior Lenders; and

WHEREAS, the parties wish to amend and restate the Prior Credit Agreement in the form of  that certain Amended and Restated Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Canadian Subsidiary Borrower, the Domestic Subsidiary Borrowers party thereto, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as Domestic B Agent, the Collateral Agent, and General Electric Capital Corporation, as Domestic A Agent and the Administrative Agent; and

WHEREAS, in connection with the amendment and restatement of the Prior Credit Agreement, the parties hereto desire to amend and restate the Prior Guarantee Agreement in its entirety as set forth herein; and

WHEREAS, the Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Parent Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement; and

WHEREAS, the Borrowers have requested that the Subsidiary Guarantors guarantee the Obligations (as defined below) by entering into this Agreement and each of the Subsidiary Guarantors is a Subsidiary of the Parent Borrower and an affiliate of the Domestic Subsidiary Borrowers and the Canadian Subsidiary Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank; and

WHEREAS, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of a Guarantee Agreement in the form hereof; and

WHEREAS, as consideration for the foregoing and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Subsidiary Guarantors are willing to execute this Agreement;

ACCORDINGLY, the parties hereto agree that capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement and agree to amend and restate the Prior Guarantee Agreement in its entirety as follows:

1.             Guarantee.  Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of

Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Loan Party to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to the Credit Agreement and the other Loan Documents, (c) [the due and punctual payment and performance of all obligations of each Loan Party, monetary or otherwise, under each Swap Agreement that (i) is effective on the Effective Date with a counterparty that is a Lender (or an affiliate of a Lender) as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender (or an Affiliate thereof) at the time such Swap Agreement is entered into] and (d) the due and punctual payment and performance of all monetary obligations of each Loan Party in respect of overdrafts and related liabilities owed to any of the Lenders (or any Affiliates thereof) or Wachovia Bank, National Association (or any Affiliates thereof) arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the “Obligations”).  Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

2.             Obligations Not Waived.  To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to each of the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any of the Borrowers or any other Subsidiary Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

3.             Security.  Each of the Subsidiary Guarantors authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security pursuant to the Security Documents for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other Subsidiary Guarantors or other obligors.

4.             Guarantee of Payment.  Each Subsidiary Guarantor further agrees that its guarantee constitutes a guarantee of payment in dollars when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any of the Borrowers or any other Person.

5.             No Discharge or Diminishment of Guarantee.  The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

6.             Defenses of the Borrowers Waived.  To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of any of the Borrowers or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any of the Borrowers, other than the final and indefeasible payment in full in cash of the Obligations.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any of the Borrowers or any other guarantor or exercise any other right or remedy available to them against any of the Borrowers or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash.  Pursuant to applicable law, each of the Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against any of the Borrowers or any other Subsidiary Guarantor or guarantor, as the case may be, or any security.

Each of the Subsidiary Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the

Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any of the Borrowers, any other Loan Party or otherwise.

7.             Agreement to Pay; Subordination.

(a)           In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of any of the Borrowers or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in same day funds the amount of such unpaid Obligations.

(b)           Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Subsidiary Guarantor:

(1)           expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety), any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Subsidiary Guarantor may have or hereafter acquire against any Secured Party in connection with or as a result of such Subsidiary Guarantor’s execution, delivery and/or performance of this Agreement, or any other documents to which such Subsidiary Guarantor is a party or otherwise; and

(2)           acknowledges and agrees (A) that this waiver is intended to benefit the Administrative Agent and Lenders and shall not limit or otherwise affect any Subsidiary Guarantor’s liability hereunder or the enforceability of this Agreement, and (B) that Administrative Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of waivers and agreements set forth in this Section 7 and their rights under this Section 7 shall survive payment in full of the Obligations.

(c)           Any indebtedness of any of the Borrowers now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations.

(d)           If any amount shall erroneously be paid to any Subsidiary Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any of the Borrowers, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

8.             Information.  Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the financial condition and assets of each of the Borrowers, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.

9.             Representations and Warranties.  Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects.

10.           Termination.

(a)           This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has been terminated pursuant to its express terms and (ii) all of the Obligations (other than contingent obligations for which no claim has been made) have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Agents or the Lender which would give rise to any Obligations are outstanding. Upon payment in full in cash of the outstanding Obligations and the expiration or termination of the Commitments, the guarantee granted hereby shall terminate.

(b)           A Subsidiary Guarantor shall be automatically released from its obligations hereunder in the event that all capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Parent Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

11.           Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns.  This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Subsidiary Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).  If all of the capital stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 6.06 of the Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action.  This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

12.           Waivers; Amendment.  (a)  No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance  of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

13.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.           Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.  All communications and notices hereunder to each Subsidiary Guarantor shall be given to it at its address set forth in Schedule I.

15.           Survival of Agreement; Severability.  (a)  All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

(b)           In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

16.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11.  Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

17.           Rules of Interpretation.  The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

18.           Jurisdiction; Consent to Service of Process.  (a)  Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

(b)           Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

19.           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20.           Additional Subsidiary Guarantors.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party (other than a Foreign Subsidiary not organized under the laws of Canada or any province thereof) that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Subsidiary Loan Party.  Upon execution and delivery after the date hereof by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein.  The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder.  The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

21.           Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or Affiliate to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

22.           Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Subsidiary Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Subsidiary Guarantor shall make such deductions and (iii) such Subsidiary Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

23.           Conversion of Currencies.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)           The obligations of the Subsidiary Guarantors in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each of the Subsidiary Guarantors agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Subsidiary Guarantors contained in this Section 23 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

24.           Reaffirmation of Subsidiary Guarantor Obligations. This Agreement constitutes an amendment and restatement of the Prior Guarantee Agreement. Each of the parties hereto acknowledges and agrees that the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the obligations of the Subsidiary Guarantors under the Prior Guarantee Agreement. Each of the parties hereto further acknowledges and agrees that this Agreement supercedes and replaces the Prior Guarantee Agreement but does not extinguish the obligations thereunder and that by entering into and performing its obligations hereunder, this transaction shall not constitute a novation. Each of the parties hereto further acknowledges and agrees that the guarantee granted to the Prior Administrative Agent for the benefit of itself and the parties entitled to benefits of the Prior Guarantee Agreement (including, without limitation, each Lender, Issuing Bank or Agent party to the Prior Credit Agreement, and their respective successors and assigns) shall remain outstanding and in full force and effect in accordance with the terms hereof and the other Loan Documents and shall continue to secure the Obligations without interruption or impairment of any kind and all such security interests are hereby ratified, confirmed and continued.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SUBSIDIARY GUARANTORS:	PLIANT CORPORATION
INTERNATIONAL

By:
Name:
Title:

PLIANT FILM PRODUCTS OF MEXICO, INC.

By:
Name:
Title:

PLIANT SOLUTIONS CORPORATION

By:
Name:
Title:

ADMINISTRATIVE AGENT:	GENERAL ELECTRIC CAPITAL
CORPORATION, as Administrative Agent

By:
Name:
Title:

AMENDED AND RESTATED GUARANTEE AGREEMENT

SCHEDULE I TO THE
AMENDED AND RESTATED GUARANTEE AGREEMENT

Subsidiary Guarantor	[Address]
Pliant Corporation International	1475 Woodfield Road, Suite 700 Schaumburg, Illinois 60173

Pliant Film Products of Mexico, Inc.	1475 Woodfield Road, Suite 700 Schaumburg, Illinois 60173

Pliant Packaging of Canada, LLC	1475 Woodfield Road, Suite 700 Schaumburg, Illinois 60173

ANNEX 1 TO THE
AMENDED AND RESTATED GUARANTEE AGREEMENT

SUPPLEMENT NO.  dated as of                          , 20      , to the Amended and Restated Guarantee Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) dated as of November 21, 2005, among each of the parties listed on the signature page thereto and those additional entities that thereafter become parties thereto (each, individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), and GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (the “Administrative Agent”) for the Lenders under the Credit Agreement referred to below.

A. Reference is made to the Amended and Restated Credit Agreement dated as of November 21, 2005, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the domestic subsidiary borrowers party thereto, Uniplast Industries Co., a Nova Scotia company (the “Canadian Subsidiary Borrower”), the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., as Domestic B Agent, General Electric Capital Corporation, as Domestic A Agent and the Administrative Agent and the Collateral Agents.

B. The Parent Borrower and the Subsidiary Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party (other than a Foreign Subsidiary not organized under the laws of Canada or any province thereof) that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Subsidiary Guarantor upon becoming a Subsidiary Loan Party.  Section 20 of the Guarantee Agreement provides that additional Subsidiaries of the Parent Borrower may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Parent Borrower (the “New Subsidiary Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof.  Each reference to a “Subsidiary Guarantor” or “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor.  The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement.  All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Parent Borrower.

SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR],

by
Name:
Title:
Address:

GENERAL ELECTRIC CAPITAL CORPORATION, as the Administrative Agent,

By
Name:
Title: